UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 8, 2025
SenesTech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 W. Pinnacle Peak Road, Suite B104 Phoenix, AZ	85027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (928) 779-4143
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2025, our Board of Directors (the “Board”) authorized an increase in the size of the Board to six members and appointed Joshua M. Moss to serve on the Board as an independent director. Mr. Moss will serve as a Class I director until the 2026 Annual Meeting of Stockholders or until his earlier death, resignation, or removal or until a successor is elected and qualified. Mr. Moss was also appointed to serve as a member of the Audit Committee and the Commercialization Committee of the Board.

As a non-employee director, Mr. Moss will receive compensation as described in the “Director Compensation” section of our 2024 Proxy Statement filed with the Securities and Exchange Commission on May 28, 2024.

There are no arrangements or understandings between Mr. Moss and any other person pursuant to which Mr. Moss was selected as a director. Mr. Moss is not party to any transaction subject to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, involving our company.

The Company issued a press release on January 10, 2025 announcing the appointment of Mr. Moss to the Board. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Exhibits
99.1	Press Release dated January 10, 2025 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2025	SENESTECH, INC.

	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Executive Vice President, Chief Financial Officer, Treasurer and Secretary